Calculation of Filing Fee Tables
S-3
ADVANCE AUTO PARTS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Debt	Guarantees of Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Equity	Common Stock, par value $0.0001 per share	457(r)				0.0001381
Fees to be Paid	4	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.0001381
Fees to be Paid	5	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	6	Other	Warrants	457(r)				0.0001381
Fees to be Paid	7	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	8	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1(a). The Registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrants will pay any applicable registration fees on a "pay-as-you-go" basis in accordance with Rule 456(b). The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 1(b). An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon conversion, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions, is being registered. Separate consideration may or may not be received for securities that are issuable on conversion, exchange, exercise or settlement of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

[2]	See footnotes 1(a) and 1(b). The debt securities may be guaranteed by one or more of the registrants under "Table of Additional Registrants". No separate consideration will be received for the guarantees. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.

[3]	See footnotes 1(a) and 1(b).

[4]	See footnotes 1(a) and 1(b).

[5]	See footnotes 1(a) and 1(b).

[6]	See footnotes 1(a) and 1(b). The warrants covered by this registration statement may be warrants for debt securities, common stock or preferred stock.

[7]	See footnotes 1(a) and 1(b).

[8]	See footnotes 1(a) and 1(b). Each unit will consist of two or more securities. The applicable prospectus supplement relating to the units will describe the terms of any units issued by Advance Auto Parts, Inc.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date